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                      INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Asset Investors Corporation of our report dated March 17, 1995, appearing on Page F-2 of the Annual Report on Form 10-K on the consolidated financial statements of Asset Investors Corporation appearing on Pages F-3 through F-30 of the Annual Report on Form 10-K for the year ended
December 31, 1994.

                                           /s/ Kenneth Leventhal & Company



Phoenix, Arizona
May 10, 1995